Exhibit 10.48

AMERICAS’ GATEWAY BUSINESS CENTER

LEASE

LANDLORD:	AMERICAS’ GATEWAY BUSINESS CENTER INC.
A FLORIDA CORPORATION

TENANT:	NATIONAL AUTO CENTER, INC.
D/B/A CELLSTAR LATIN AMERICA, INC.
A DELAWARE CORPORATION

LEASED PREMISES:	2170 N.W. 87 AVENUE
MIAMI, FLORIDA 33172

INDEX

I.	GRANT AND TERM
	1.0	Grant
	1.1	Term

II.	POSSESSION
	2.0	Possession
	2.1	Improvements

III.	PURPOSE
	3.0	Purpose
	3.1	Uses Prohibited

IV.	RENT
	4.0	Rent
	4.1	Rent Adjustment
	4.2	Interest on Late Payments

V.	IMPOSITIONS
	5.0	Payment by Tenant
	5.1	Sales and Use Tax
	5.2	Alternative Taxes

VI.	INSURANCE
	6.0	Kinds and Amounts
	6.1	Form of Insurance
	6.2	Insurance Premiums
	6.3	Mutual Waiver of Subrogation Rights

VII.	DAMAGE OR DESTRUCTION
	7.0	Landlord`s Obligation to Rebuild

VIII.	CONDEMNATION
	8.0	Taking of Whole
	8.1	Partial Taking

IX.	MAINTENANCE AND ALTERATIONS
	9.0	Maintenance
	9.1	Alterations

X.	ASSIGNMENT AND SUBLETTING
	10.0	Consent Required
	10.1	Merger or Consolidation
	10.2	Voting Control of Tenant
	10.3	Other Transfer of Lease

XI.	LIENS AND ENCUMBRANCES
	11.0	Encumbering Title
	11.1	Liens and Right to Contest

XII.	UTILITIES
	12.0	Utilities

XIII.	INDEMNITY AND WAIVER
	13.0	Indemnity
	13.1	Waiver of Certain Claims

XIV.	RIGHTS RESERVED TO LANDLORD
	14.0	Rights Reserved to Landlord

XV.	QUIET ENJOYMENT
	15.0	Quiet Enjoyment

XVI.	SUBORDINATION OR SUPERIORITY
	16.0	Subordination or Superiority

XVII.	SURRENDER
	17.0	Surrender
	17.1	Removal of Tenant’s Property
	17.2	Holding Over

XVIII.	REMEDIES
	18.0	Defaults
	18.1	Remedies Cumulative
	18.2	No Waiver
	18.3	Default Under Other Leases

XIX.	SECURITY DEPOSIT
	19.0	Security Deposit

XX.	MISCELLANEOUS
	20.0	Tenant’s Statement
	20.1	Estoppel Certificates
	20.2	Landlord’s Right to Cure
	20.3	Amendments Must be in Writing
	20.4	Notices
	20.5	Short Form Lease
	20.6	Time of Essence
	20.7	Relationship of Parties
	20.8	Captions
	20.9	Severability
	20.10	Law Applicable
	20.11	Covenants Binding on Successors
	20.12	Brokerage
	20.13	Landlord Means Owner of Leasehold Interest
	20.14	Lender’s Requirements
	20.15	Signs
	20.16	Waiver of Jury Trial
	20.17	Indemnification of Landlord by Tenant
	20.18	Landlord not Liable
	20.19	Environmental Provisions
	20.20	Statutory Notice Requirement
	20.21	Option to Renew

AMERICAS’ GATEWAY BUSINESS CENTER

LEASE

THIS LEASE is made this      day of February 2006, (“Effective Date”), by and between AMERICAS’ GATEWAY BUSINESS CENTER, INC., a Florida Corporation, (hereinafter referred to as “Landlord”); and NATIONAL AUTO CENTER, INC., D/B/A CELLSTAR LATIN AMERICA (“Tenant”); who hereby mutually covenant and agree as follows:

I. GRANT AND TERM

1.0 Grant. Landlord, for and in consideration of the rents herein reserved and of the covenants and agreements herein contained on the part of the Tenant to be performed, hereby leases to Tenant, and Tenant hereby lets from Landlord, that certain premises consisting of approximately 19,830 square feet of floor area, located in the project commonly known as Americas’ Gateway Business Center being part of the real property legally described on Exhibit A attached hereto (“Real Estate”), which premises are outlined on the site plan attached hereto as Exhibit B, together with all improvements now located or to be located on said premises during the term of this Lease, together with all appurtenances belonging to or in any way pertaining to the said premises (such premises, improvements and appurtenances hereinafter jointly or severally, as the context requires, referred to as the “Leased Premises”).

1.1 Term. The term of this Lease shall commence at 9:00 A.M. on the 1st day of March, 2006, (“Commencement Date”) and shall end at 5:00 P.M. on the 31st day of July, 2011 unless sooner terminated as hereinafter set forth.

II. POSSESSION AND IMPROVEMENTS

2.0 Possession. Except as otherwise expressly provided herein or by written instrument signed by Landlord or Landlord’s agent, Landlord shall deliver possession of the Leased Premises to Tenant on or before the Commencement Date in their condition as of the execution and delivery hereof, reasonable wear and tear excepted. If Landlord gives possession prior to the Commencement Date to enable Tenant to fixture or otherwise improve the Leased Premises to its use, such occupancy shall be subject to all the terms and conditions of this Lease (except that Tenant shall not be required to pay Rent, excess impositions or excess premiums during such occupancy). If Landlord shall be unable to deliver possession of the Leased Premises on the Commencement Date by reason of the fact that a prior tenant has failed to deliver possession of the Leased Premises or for any other cause beyond the control of Landlord, Landlord shall not be subject to any liability for the failure to give possession on said date, nor shall the validity of this Lease or the obligations of Tenant hereunder be in any way affected. Under such circumstances, unless the delay is the fault of Tenant, Rent and other charges hereunder shall not commence until the later of the date possession of the Leased Premises is given or the Commencement Date. In the event that possession is not given to Tenant on account of the above or on account of the provisions found in Section 2.1 below, until after the Commencement Date described in Section 1.1 above, the parties agree to execute a letter agreement within 30 days after Tenant does take possession which will state the exact date of commencement of this Lease which will become the Commencement Date and which shall be attached to this Lease and become a part hereof.

2.1 Improvements. Tenant agrees that it is accepting the Leased Premises in their “as is” condition. Landlord warrants that all electrical, mechanical and plumbing servicing the Leased Premises are in good working order and meet all applicable federal, state and local building codes and regulations as of the Effective Date.

III. PURPOSE

3.0 Purpose. The Leased Premises shall be used and occupied only for the purpose of Office/Warehouse.

3.1 Uses Prohibited. Tenant shall not permit the Leased Premises to be used in any manner which would render the insurance thereon void or the insurance risk more hazardous, provided, however, that if Tenant’s use of the Leased Premises does make the insurance risk more hazardous then, without prejudice to any other remedy of Landlord for such breach, Tenant shall pay to Landlord, on demand, the amount by which Landlord’s insurance premiums are increased as a result of such use, which payment shall be in addition to the payment by Tenant for excess premiums as provided in Section 6.2 hereof. Tenant shall not use or occupy the Leased Premises, or permit the Leased Premises to be used or occupied, contrary to any statute, rule, order, ordinance, requirement, regulation or recorded restriction applicable thereto; or in any manner which would violate any certificate of occupancy affecting the same, or which would cause structural injury to the improvements, or cause the value or usefulness of the Real Estate or any part thereof to diminish, or which would constitute a public or private nuisance or waste.

IV. RENT

4.0 Rent. Tenant hereby covenants and agrees to pay to the Landlord an agreed annual “Base Rent,” excluding sales and/or use taxes, of $163,597.50 in equal monthly installments (“Rent”) payable in advance on the first day of each and every month except that the first full month’s rent shall be paid simultaneously with the execution of this Lease by the Tenant. In addition, Tenant shall pay any and all sales and use taxes levied upon the use and occupancy of the Leased Premises as set forth in Section 5.1. The initial total monthly base rental payment (including the current Florida state sales and use tax of 7.0%), shall be $14,587.45 and receipt of the first full month’s base rent including sales and use tax is hereby acknowledged by the Landlord by its signature hereto. Rent shall be paid to Landlord at 2182 N.W. 87th Avenue, Miami, Florida 33172 or at such other places as Landlord may designate in writing from time to time. Base Rent will be adjusted annually in the manner set forth in Section 4.1. All payments of Rent shall be made without deduction, set off, discount or abatement by check or draft drawn on an FDIC member bank in lawful money of the United States of America. Tenant to be provided rent free occupancy of the Leased Premises for the first four months (March, April, May & June 2006) of this Lease.

4.1 Rent Adjustment. The Base Rent for each 12-month period subsequent to the first complete 15-month period occurring during the term of this Lease or any renewal thereof shall be increased by three (3%) percent.

4.2 Interest on Late Payments. Each and every installment of Rent and each and every payment of other charges hereunder which shall not be paid within 5 days of when due, shall carry a late charge in the amount of 5% of the total delinquent monthly installment which late charge shall bear interest at the rate of 15% per annum from the date the Rent is payable under the terms of this Lease until the same shall be paid. Rental payments made by mail shall be considered paid upon the date postmarked by the U.S. Postal Service (not by private meter) and all other payments shall be considered paid upon receipt thereof by Landlord.

V. IMPOSITIONS

5.0 Payment by Tenant. Tenant shall pay to Landlord as additional Rent for the Leased Premises Twenty-Eight (28%) percent of all taxes and assessments, general and special, and all other impositions, ordinary and extraordinary, of every kind and nature whatsoever, which may be levied, assessed or imposed upon the Real Estate or upon any improvements at any time situated thereon, becoming due and payable during the term of the Lease (“Impositions”) in excess of the 2006 Base Year amount provided, however that Tenant’s share of such excess Impositions shall be prorated between Landlord and Tenant as of the Commencement Date for the first year of the Lease term, and as of the expiration date of the Lease term for the last year of the Lease Term (on the basis of Landlord’s reasonable estimate thereof). Tenant may take the benefit of the provisions of any statute or ordinance permitting any assessment to be paid over a period of years, and Tenant shall be obligated to pay its share of only those installments falling due during the term of this Lease. Tenant’s share of such excess Impositions shall be paid by Tenant to Landlord within ten (10) days after Landlord bills Tenant therefore, or, at Landlord’s election, in monthly installments in amounts estimated by Landlord.

5.1 Sales and Use Tax. The Tenant hereby covenants and agrees to pay monthly, as additional Rent, any sales, use or other tax, (excluding state and/or federal income tax) now or hereafter imposed upon by the United States of America, the state or any political subdivisions thereof, to the Landlord, notwithstanding the fact that such statute, ordinance or enactment imposing the same may endeavor to impose the tax on the Landlord.

5.2 Alternative Taxes. If at any time during the term of this

Lease the method of taxation prevailing at the commencement of the term hereof shall be altered so that any new tax, assessment, levy, imposition, or charge, or any part thereof, shall be measured by or be based in whole or in part upon the Lease, or the Leased Premises, or the Real Estate, or the rent, additional rent or other income there from and shall be imposed upon Landlord, then all such taxes, assessments, levies, impositions or charges, or the part thereof, to the extent that they are so measured or based, shall be deemed to be included within the term Impositions for the purposes hereof, to the extent that such Impositions would be payable if the Real Estate were the only property of Landlord subject to such Impositions, and Tenant shall pay its share of the excess of Impositions as so defined. There shall be excluded from Impositions all federal or state income taxes, federal or state excess profit taxes, franchise, capital stock and federal or state or estate or inheritance taxes of Landlord.

VI. INSURANCE

6.0 Kinds and Amounts. As additional Rent for the Leased Premises, Tenant shall procure and maintain policies of insurance, at its own cost and expense naming Landlord as an additional insured in said policies, insuring:

a) Landlord and Tenant from all claims, demands or actions for injury to or death of any persons in an amount of not less not less than $2,000,000.00, and for injury to or death of one person in any one occurrence in an amount of not less than $1,000,000.00, and for damage to property in an amount of not less than $250,000.00, made by, or on behalf of, any person or persons, firm or corporation arising from, related to or connected with the Leased Premises or any act or omission of Tenant. Said insurance shall: a) comprehend full coverage of the indemnity set forth in Section 13.0 hereof; b) provide Landlord and Tenant with the same limits of coverage as provided in subsection • A • for loss or damage by boiler or internal explosion; c) protect Tenant from and on account of all workmen’s compensation claims; d) protect Landlord and Tenant against breakage of all plate glass utilized in the improvements on the Leased Premises; and e) protect all contents and Tenant’s trade fixtures, machinery, equipment, furniture and furnishings in the Leased Premises to the extent of one hundred percent (100%) of their replacement cost under standard fire and extended coverage insurance, including, without limitation, vandalism and malicious mischief and sprinkler leakage endorsements.

6.1 Form of Insurance. The aforesaid insurance shall be on companies and in form, substance and amount (where not stated above) satisfactory to Landlord and any mortgagee of Landlord. The aforesaid insurance shall not be subject to cancellation except after at least thirty (30) days’ prior written notice to Landlord and any mortgagee of Landlord. The original insurance policies (or certificates thereof satisfactory to Landlord and its mortgage) together with satisfactory evidence of payment of the premiums thereon, shall be deposited with Landlord at the Commencement Date and renewals thereof not less than thirty (30) days prior to the end of the term of each such coverage.

6.2 Insurance Premiums. Tenant shall pay to Landlord as additional rent for the Leased Premises Twenty-Eight (28%) percent of all premiums for casualty, rent and liability insurance (with all endorsements) paid annually by Landlord during the Lease Term in excess of the 2006 Base Year amount. Tenant shall be obligated to pay its share of only those annual premiums which relate to insurance coverage during the term of this Lease. Tenant’s share of such premiums shall be prorated between Landlord and Tenant as of the Commencement Date for the first year of the Lease Term, and as of the expiration date of the Lease Term for the last year of the Lease Term. Tenant’s share of such excess premiums shall be paid by Tenant to Landlord within ten (10) days after Landlord bills Tenant therefore, or, at Landlord’s election, in monthly installments.

6.3 Mutual Waiver of Subrogation Rights. Whenever a) any loss, cost, damage or expense resulting from fire, explosion or any other casualty or occurrence is incurred by either of the parties to this Lease, or anyone claiming by, through, or under it in connection with the Leased Premises, and b) such party is then covered in whole or in part by insurance with respect to such loss, cost, damage or expense or required under this Lease to be so insured, then the parties so insured (or so required) hereby release the other party from any liability said other party may have on account of such loss, cost, damage or expense to the extent of any amount recovered by reason of such insurance (or which could have been recovered had such insurance been carried as so required) and waives any right of subrogation which might otherwise exist in or accrue to any person on account thereof, provided that such release of liability and waiver of the right of subrogation shall not be operative in any case where the effect thereof is to invalidate such insurance coverage or increase the cost thereof (provided that in the case of increased cost, the other party shall have the right, within thirty (30) days following written notice, to pay such increased cost thereupon keeping such release and waiver in full force and effect).

VII. DAMAGE OR DESTRUCTION

7.0 Landlord’s Obligation to Rebuild. In the event the Leased Premises are damaged by fire, explosion or other casualty, Landlord shall commence the repair, restoration or rebuilding thereof within sixty (60) days of such damage and shall complete such restoration, repair or rebuilding within one hundred fifty (150) days after the commencement thereof, provided that if construction is delayed because of changes, deletions, or additions in construction requested by Tenant, strikes, lockouts, casualties, acts of God, war, material or labor shortages, governmental regulation or control or other causes beyond the control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed. If the casualty or the repair, restoration or rebuilding caused thereby shall render the Leased Premises untenantable, in whole or in part, an equitable abatement in rent shall be allowed from the date when the damage occurred until the date when the Leased Premises are again fit for occupancy by Tenant. If such a fire, explosion or other casualty damages the building in which the Leased Premises are located to the extent of 50% or more thereof, Landlord may, in lieu of repairing, restoring or rebuilding the same, terminate this Lease within sixty (60) days after occurrence of the event causing the damage. In such event, the obligation of Tenant to pay rent and other charges hereunder shall end as of the date when the damage occurred.

VIII. CONDEMNATION

8.0 Taking of Whole. If the whole of the Leased Premises shall be taken or condemned for a public or quasi-public use or purpose by a competent authority, or if such a portion of the Leased Premises shall be so taken that as a result thereof the balance cannot be used for the same purpose as expressed in Section 3.0, then in either of such events, the Lease Term shall terminate upon delivery of possession to the condemning authority, and any award, compensation or damages (hereinafter sometimes called the “award”), shall be paid to and be the sole property of Landlord whether such award shall be made as compensation for diminution of the value of the leasehold or the fee of the Real Estate or otherwise and Tenant hereby assigns to Landlord all of the Tenant’s right, title and interest in and to any and all such award. Tenant shall continue to pay rent until the Lease Term is terminated and any excess Impositions and excess premiums prepaid by Tenant shall be adjusted between the parties. Provided, however, that nothing contained herein shall prohibit the Tenant from filing a separate claim against the condemning authority for the loss or damage of its leasehold interest in the Leased Premises.

8.1 Partial Taking. If only a part of the Leased Premises shall be so taken or condemned, and as a result thereof the balance of the Leased Premises can be used for the same purpose as expressed in Section 3.0, this Lease shall not terminate and Landlord shall repair and restore the Leased Premises and all improvements thereon the same as if there was a casualty loss. Any portion of the award which has not been expended by Landlord for such repairing or restoration shall be retained by Landlord as Landlord’s sole property. If 50% or more of the building within which the Leased Premises are located shall be so taken or condemned, Landlord may terminate this Lease by giving written notice thereof to Tenant within sixty (60) days after such taking. In such event, the award shall be paid to and be the sole property of Landlord. The rent shall be equitably abated following delivery of possession to the condemning body. Provided, however, that nothing contained herein shall prohibit the Tenant from filing a separate claim against the condemning authority for the loss or damage of its leasehold interest in the Leased Premises.

IX. MAINTENANCE AND ALTERATIONS

9.0 Maintenance. Landlord shall keep and maintain the roof, structural members and exterior facades of the building of which the Leased Premises are a part, and the parking lot, sidewalks and landscaping of the Real Estate in good order and repair, except for loss by fire or other casualty, which loss is covered in Article VII of this Lease; provided, however, that Tenant shall pay in addition to the Rent provided for above, a sum equal to Twenty-Eight (28%) of the actual annual expenses for electricity required for exterior lighting and exterior maintenance of the Real Estate on which the building containing the Leased Premises is located, in excess of the 2006 Base Year amount, said total annual amount to be estimated by Landlord based on previous years’ expenses or Landlord’s best estimates. Tenant’s contributions to the same shall be made monthly simultaneously with the Rent payments and shall be adjusted annually on the anniversary date of the Commencement Date hereof. Tenant shall also keep and maintain the entire interior of the Leased Premises clean and sanitary and in good condition and repair including, without limitation, interior painting, window and other glass replacement, and all air-conditioning equipment servicing the Leased Premises. Tenant shall fully comply with all health and police regulations in force and shall conform with the rules and regulations of fire underwriters or their fire protection engineers. At all times during the term of this Lease, Tenant shall have and keep in force a maintenance contract (in form and with a contractor satisfactory to Landlord), providing for inspection and necessary repairs of the air-conditioning and ventilating equipment serving the Leased Premises at least once each calendar quarter. Said contract shall provide that it will not be cancelable by either party thereto except upon thirty (30) days’ written notice to Landlord. Tenant shall promptly remove any debris left in the parking area or other exterior areas of the Real Estate used by Tenant, its employees, agents or contractors.

9.1 Alterations. Tenant shall not create any openings in the roof or exterior walls, nor shall Tenant make any alterations or additions to the Leased Premises without Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed. All additions, improvements, alterations and repairs on the Leased Premises and on and to the appurtenances and equipment thereof, at the instigation of Tenant or as required by any governmental authority or which may be made necessary by the act or neglect of any person, firm or corporation (public or private) shall be done in a good and workmanlike manner by licensed contractors pursuant to valid permits, all at Tenant’s sole cost and expense. Upon completion of any work by or on behalf of Tenant, such Tenant shall provide Landlord with such documents as Landlord may require (including, without limitation, sworn contractor’s statements and supporting lien waivers) evidencing payment in full for such work. Landlord hereby acknowledges and consents to Tenant undertaking during the term of the Lease, the following alterations and improvements : (i) drywall installation in the office area in order to create additional office space, (ii) convert an existing janitorial closet into a bathroom, (iii) installation of an additional interior door to provide access to the warehouse, (iv) installation of one fire rated window in the office area in order to permit visual contact with the warehouse space, and (v) installation of one window in the office area to provide visual contact between offices; provided that, Landlord will not require Tenant to first obtain a building permit.

X. ASSIGNMENT AND SUBLETTING

10.0 Consent Required. Tenant shall not, without Landlord’s prior written consent, a) assign, convey or mortgage this Lease or any interest under it; b) allow transfer thereof or any lien upon Tenant’s interest by operation of law; c) sublet the Leased Premises or any part thereof; or d) permit the use or occupancy of the Leased Premises or any part thereof by anyone other than Tenant. Landlord agrees that it will not unreasonably withhold or delay its consent to any assignment or sublease, provided that if Tenant requests Landlord’s consent to an assignment of the Lease or to a sublease of all or a substantial portion of the Leased Premises, Landlord may, in lieu of granting such consent or reasonably withholding the same, terminate this Lease, effective on the effective date of said assignment or on the commencement date specified in the sublease, as the case may be to which Landlord’s consent is requested. No permitted assignment or subletting shall relieve Tenant of Tenant’s covenants and agreements hereunder and Tenant shall continue to be liable as a principal and not as a guarantor or surety, to the same extent as though no assignment or subletting had been made.

10.1 Merger or Consolidation. Tenant may, without Landlord’s consent, assign this Lease to any corporation resulting from a merger or consolidation of the Tenant upon the following conditions: a) that the total assets and net worth of such assignee after such consolidation or merger shall be equal to or more than that of Tenant immediately prior to such consolidation or merger; b) that Tenant is not at such time in default hereunder; and c) that such successor shall execute an instrument in writing fully assuming all of the obligations and liabilities imposed upon Tenant hereunder and deliver the same to Landlord. If the aforesaid conditions are satisfied, Tenant shall be discharged from any further liability hereunder.

10.2 Voting Control of Tenant. If Tenant is a corporation the shares of which, at the time of the execution of this Lease or during the term hereof are or shall be held by fewer than ten (10) persons, and if at any time during the term of this Lease, the persons, firms or corporations who own a majority or controlling number of its shares at the time of the execution of this Lease cease to own such shares (except as a result of transfer by bequest or inheritance) and such cessation shall not first have been approved in writing by Landlord, then such cessation shall, at the option of Landlord, be deemed a default by Tenant under this Lease.

10.3 Other Transfer of Lease. Tenant shall not allow or permit any transfer of this Lease, or any interest hereunder, by operation of law, or convey, mortgage, pledge, or encumber this Lease or any interest herein.

XI. LIENS AND ENCUMBRANCES

11.0 Encumbering Title. Tenant shall not do any act which shall in any way encumber the leasehold interest of Landlord in and to the Leased Premises or the Real Estate, nor shall the interest or estate of Landlord in the Leased Premises or the Real Estate be in any way subject to any claim by way of lien or encumbrance, whether by operation of law or by virtue of any express or implied contract by Tenant. Any claim to, or lien upon, the Leased Premises or the Real Estate arising from any act or omission of Tenant shall accrue only against the leasehold estate of Tenant and shall be subject and subordinate to the paramount title and rights of Landlord Owner in and to the Leased Premises and the Real Estate.

11.1 Liens and Right to Contest. Tenant shall not permit the Leased Premises or the Real Estate to become subject to any mechanics’, laborers’ or materialmen’s lien on account of labor or material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed on the Leased Premises by, or at the direction or sufferance of, Tenant; provided, however, that Tenant shall have the right to contest in good faith and with reasonable diligence, the validity of any such lien or claimed lien if Tenant shall transfer such lien to the statutory cash or surety bond and to prevent any sale, foreclosure, or forfeiture of the Leased Premises or the Real Estate by reason of non-payment thereof; provided further, however, that on final determination of the lien or claim for lien, Tenant shall immediately pay any judgment rendered and all proper costs and charges, and shall have the lien released and any judgment satisfied.

XII. UTILITIES

12.0 Utilities. Tenant shall purchase all utility services, including but not limited to water, sewer and electricity from the utility or municipality providing such service, and shall pay for such services when such payments are due.

XIII. INDEMNITY AND WAIVER

13.0 Indemnity. Tenant hereby indemnifies and holds Landlord harmless from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including without limitation, reasonable attorneys’ fees and expenses at all trial and appellate levels) imposed upon or incurred by or asserted against Landlord by reason of a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Leased Premises or resulting from any act or omission of Tenant or anyone claiming by, through or under Tenant; b) any failure on the part of Tenant to perform or comply with any of the other terms of this Lease; or c) performance of any labor or services or the furnishing of any materials or other property in respect to the Leased Premises or any part thereof. In case any action, suit or proceeding is brought against Landlord by reason of any such occurrence, Tenant will, at Tenant’s expense, resist and defend such action, suit or proceeding, or cause the same to be resisted and defended by counsel reasonably approved by Landlord.

13.1 Waiver of Certain Claims. Tenant waives all claims it may have against Landlord for damage or injury to person or property sustained by Tenant or any persons claiming through Tenant or by any occupant of the Leased Premises, or by any other person, resulting from any part of the Real Estate or any of its improvements, equipment or appurtenances becoming out of repair, or resulting from any accident on or about the Real Estate or resulting directly or indirectly from any act or neglect of any tenant or occupant of any part of the Real Estate or of any other person, including Landlord to the extent permitted by law. This Section 13.1 shall include, but not by way of limitation, damage caused by water, snow, frost, steam, excessive heat or cold, sewage, gas, odors, or noise, or caused by bursting or leaking of pipes or plumbing fixtures, and shall apply equally whether any such damage results from the act or neglect of Tenant or of other tenants, or occupants or any part of the Real Estate or of any other person, including Landlord to the extent permitted by law, and whether such damage be caused by or result from any thing or circumstance above mentioned or referred to, or to any other thing or circumstance whether of a like nature or of a wholly different nature. All personal property belonging to Tenant or any occupant of the Leased Premises that is in or on any part of the Real Estate shall be there solely at the risk of Tenant or of such other person only, and Landlord shall not be liable for any damage thereto or misappropriation thereof.

XIV. RIGHTS RESERVED TO LANDLORD

14.0 Rights Reserved to Landlord. Without limiting any other rights reserved or available to Landlord under this Lease, at law or in equity, Landlord, on behalf of itself and its officers, employees and agents reserves the following rights to be exercised at Landlord’s election: a) To change the street address of the Leased Premises; b) To inspect the Leased Premises and to make repairs, additions or alterations to the Leased Premises or the building of which the Leased Premises are a part, specifically including but without limiting the generality of the foregoing, to make repairs, additions or alterations within the Leased Premises to mechanical, electrical, and other facilities serving other premises in the building of which the Leased Premises are a part or other parts of the Real Estate; c) To show the Leased Premises to prospective purchasers, mortgagees, or other persons having a legitimate interest in viewing the same, and, at any time within one (1) year prior to the expiration of the Lease Term, to prospective tenants for the Leased Premises; d) During the last year of the Lease Term, to place and maintain a “For Rent” sign in or on the Leased Premises; e) During the last ninety (90) days of the Lease Term, if during or prior to that time Tenant vacates the Leased Premises, to decorate, remodel, repair, alter or otherwise prepare the Leased Premises for new occupancy; and f) To place and maintain “For Rent” signs on the Real Estate and on the exterior of the building of which the Leased Premises are a part. Landlord may enter upon the Leased Premises for any and all of said purposes and may exercise any and all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of Tenant’s use or possession of the Leased Premises, and without being liable in any manner to Tenant.

XV. QUIET ENJOYMENT

15.0 Quiet Enjoyment. So long as Tenant is not in default under the covenants and agreements of this Lease, Tenant’s quiet and peaceable enjoyment of the Leased Premises shall not be disturbed or interfered with by Landlord or by any person claiming by, through or under Landlord, except as may be provided in Sections 14.0 and 16.0.

XVI. SUBORDINATION OR SUPERIORITY

16.0 Subordination or Superiority. The Tenant’s rights and interest hereunder shall be subordinate to any first mortgage or first deed of trust that may heretofore have been placed or that hereafter may be placed on the Real Estate by Landlord or owner of the Real Estate (hereinafter “Owner”) and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof, if the mortgagee or trustee named in said mortgage or trust deed shall elect to subject and subordinate the rights and interest of Tenant under this Lease to the lien of its mortgage or deed of trust and shall agree to recognize the Lease of Tenant in the event of foreclosure, provided that Tenant is not in default (which agreement may, at such mortgagee’s option, require attornment by Tenant). Upon notification by such mortgagee or beneficiary to Tenant to the effect that the rights and interest of Tenant under this Lease shall be deemed to be subordinate to the lien of said mortgage or trust deed, whether this Lease is dated prior to or subsequent to the date of said mortgage or trust deed, Tenant shall execute and deliver whatever instruments may be required for such purposes and in the event Tenant fails to do so within ten (10) days after demand in writing, Tenant does hereby make, constitute and irrevocably appoint Landlord as its attorney-in-fact and in its name, place, and stead so to do.

XVII. SURRENDER

17.0 Surrender. Upon the termination of this Lease, whether by forfeiture, lapse of time or otherwise, or upon the termination of Tenant’s right to possession of the Leased Premises, Tenant will at once surrender and deliver the Leased Premises, together with all improvements thereon, to Landlord in good condition and repair, broom clean, reasonable wear and tear excepted. Said improvements shall include all plumbing, lighting, electrical, heating, cooling and ventilating fixtures and equipment and other articles of personal property used in the operation of the Leased Premises (as distinguished from operations incident to the business of Tenant; said articles of personal property incident to Tenant’s business are hereinafter referred to as “Trade Fixtures”). All additions, hardware, non-Trade Fixtures and all improvements, temporary or permanent, in or upon the Leased Premises placed there by Tenant shall become Landlord’s property and shall remain upon the Leased Premises upon such termination of this Lease by lapse of time or otherwise, without compensation or allowance or credit to Tenant, unless Landlord requests their removal in writing at or before the time of such termination of this Lease. If Landlord so requests removal of said additions, hardware, non-Trade Fixtures and improvements and Tenant does not make removal at said termination of this Lease, or within ten (10) days after such request, whichever is later, Landlord may remove and deliver the same to any other place of business of Tenant or warehouse the same, and Tenant shall pay the cost of such removal, delivery and warehousing to Landlord on demand.

17.1 Removal of Tenant’s Property. Upon the termination of this Lease by lapse of time, Tenant may remove Tenant’s Trade Fixtures; provided, however, that Tenant shall repair any injury or damage to the Leased Premises which may result from such removals. If Tenant does not remove Tenant’s Trade Fixtures from the Leased Premises prior to the end of the term, however ended, Landlord may, at its option, remove the same and deliver the same to any other place of business of Tenant or warehouse the same, and Tenant shall pay the cost of such removal (including the repair of any injury or damage to the Leased Premises resulting from such removal), delivery and warehousing to Landlord on demand, or Landlord may treat such Trade Fixtures as having been conveyed to Landlord with this Lease as a Bill of Sale, without further payment or credit by Landlord or Tenant.

17.2 Holding Over. Any holding over by Tenant of the Leased Premises after the expiration of this Lease pursuant to any section hereof shall operate and be construed to be a tenancy from month to month only, at twice the monthly rate of Rent and other charges payable hereunder for the Lease Term. Nothing contained in this Section 17.2 shall be construed to give Tenant the right to hold over after the expiration of this Lease, and Landlord may exercise any and all remedies at law or in equity to recover possession of the Leased Premises.

XVIII. REMEDIES

18.0 Defaults. Tenant agrees that any one or more of the following events shall be considered events of default as said term is used herein, that is to say, if:

a) Tenant shall be adjudged an involuntary bankrupt, or a decree or order approving, as properly filed, a petition or answer filed against Tenant asking reorganization of Tenant under the federal bankruptcy laws as now or hereafter amended, or under the laws of any state, shall be entered, and any such decree or judgment or order shall not have been vacated or set aside within sixty (60) days from the date of the entry or granting thereof; or

b) Tenant shall file or admit the jurisdiction of the court and the material allegations contained in any petition in bankruptcy or any petition pursuant or purporting to be pursuant to the federal bankruptcy laws as now or hereafter amended, or Tenant shall institute any proceedings or shall give its consent to the institution of any proceedings for any relief of Tenant under any bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment or indebtedness, reorganization, arrangements, composition or extension; or

c) Tenant shall make any assignment for the benefit of creditors or shall apply for or consent to the appointment of a receiver for Tenant or any of the property of Tenant; or

d) The Leased Premises are levied upon by any revenue or similar officer; or

e) A decree or order appointing a receiver of the property of Tenant shall be made and such decree or order shall not have been vacated or set aside within sixty (60) days from the date of entry or granting thereof; or

f) Tenant shall abandon the Leased Premises or vacate the same during the term hereof; or

g) Tenant shall default in any payment of Rent or in any other payment required to be made by Tenant hereunder when due as herein provided and such default shall continue for five (5) days; or

h) Tenant shall fail to contest the validity of any lien or claimed lien and give security to Landlord to ensure payment thereof, or having commenced to contest the same and having given such security, shall fail to prosecute such contest with diligence, or shall fail to have the same transferred to the statutory cash or surety bond and satisfy any judgment rendered thereon, and such default continues for ten (10) days after notice thereof in writing to Tenant; or

i) Tenant shall default in keeping, observing or performing any of the other covenants or agreements herein contained to be kept, observed and performed by Tenant, and such default shall continue for thirty (30) days after notice thereof in writing to Tenant; or

j) Tenant shall be late in the payment of Rent or other charges required to be paid hereunder more than three (3) times in any twelve (12) month period or shall default more than three (3) times in any twelve (12) month period in the keeping, observing, or performing of any other covenants or agreements herein contained to be kept, observed or performed by Tenant.

Upon the occurrence of any one or more of such events of default, Landlord may at its election terminate this Lease or terminate Tenant’s right to possession only without terminating the Lease. Upon termination of the Lease, or upon any termination of the Tenant’s right to possession without termination of the Lease, the Tenant shall surrender possession and vacate the Leased Premises immediately, and deliver possession thereof to the Landlord. Upon termination of the Lease, Landlord shall be entitled to recover as damages, all rent and other sums due and payable to Tenant on the date of termination, plus (1) an amount equal to the value of the rent and other sums provided herein to be paid by Tenant for the residue of the stated term hereof and (2) the cost of performing any other covenants to be performed by the Tenant. If the Landlord elects to terminate the Tenant’s right to possession only, without terminating the Lease, the Landlord may, at the Landlord’s option, recover possession of the Leased Premises, remove the Tenant’s signs and other evidences of tenancy, and take and hold possession thereof as hereinabove provided, without such entry and possession terminating the Lease or releasing the Tenant, in whole or in part, from the Tenant’s obligations to pay the Rent hereunder for the full term or from any other of its obligations under this Lease. Landlord may, but shall be under no obligation to do so, relet all or any part of the Leased Premises for such rent and upon such terms as shall be satisfactory to Landlord (including the right to relet the Leased Premises for a term greater or lesser than that remaining under the Lease Term, and the right to relet the Leased Premises as a part of a larger area, and the right to change the character or use made of the Leased Premises). For the purpose of such reletting, Landlord may decorate or make any repairs, changes, alterations or additions in or to the Leased Premises that may be necessary or convenient. If Landlord does not relet the Leased Premises, Tenant shall pay to Landlord on demand damages equal to the amount of the Rent, and other sums provided herein to be paid by Tenant for the remainder of the Lease Term. If the Leased Premises are relet and a sufficient sum shall not be realized from such reletting after paying all of the expenses of such decorations, repairs, changes, alterations, additions, the expenses of such reletting and the collection of the rent accruing therefrom (including, but not by way of limitation, attorney’s fees and brokers’ commissions), to satisfy the Rent and other charges herein provided to be paid for the remainder of the Lease Term, Tenant shall pay to Landlord on demand any deficiency. If Tenant shall default under subsection (i) hereof, and if such default cannot, with due diligence, be cured within a period of thirty (30) days, and if notice thereof in writing shall have been given to Tenant, and if Tenant promptly commences to eliminate the cause of such default, then Landlord shall not have the right to declare said term ended by reason of such default or to repossess without terminating the Lease so long as Tenant is proceeding diligently and with reasonable dispatch to take all steps and do all work required to cure such default and does so cure such default, provided, however, that the curing of any default in such manner shall not be construed to limit or restrict the right of Landlord to declare the said term ended or to repossess without terminating the Lease, and to enforce all of its rights and remedies hereunder for any other default not so cured.

18.1 Remedies Cumulative. No remedy herein or otherwise conferred upon or reserved to Landlord shall be considered to exclude or suspend any other remedy, but the same shall be cumulative and shall be in addition to every other remedy given hereunder, or now or hereafter existing at law or in equity or by statute, and every power and remedy given by this Lease to Landlord may be exercised from time to time and so often as occasion may arise or as may be deemed expedient.

18.2 No Waiver. No delay or omission of Landlord to exercise any right or power arising from any default shall impair any such right or power or be construed to be a waiver of any such default or any acquiescence therein. No waiver of any breach of any of the covenants of this Lease shall be construed, taken or held to be a waiver of any other breach, or as a waiver, acquiescence in or consent to any further or succeeding breach of the same covenant. The acceptance by Landlord of any payment of rent or other charges hereunder after the termination by Landlord of this Lease or of Tenant’s right to possession hereunder shall not, in the absence of agreement in writing to the contrary by Landlord, be deemed to restore this Lease or Tenant’s right to possession hereunder, as the case may be, but shall be construed as a payment on account, and not in satisfaction of damages due from Tenant to Landlord.

18.3 Default Under Other Leases. A default in any lease, other than this Lease, made by Tenant for any premises on the Real Estate shall, at the option of Landlord, be deemed a default under this Lease, or both Leases.

XIX. SECURITY DEPOSIT

19.0 Security Deposit. The Tenant, concurrently with the execution of this Lease, has deposited with the Landlord the sum of $25,000.00, the receipt of which is hereby acknowledged by the Landlord by its signature hereto, which sum shall be retained by the Landlord as security for the payment by the Tenant of the rent herein agreed to be paid and for the faithful performance of the covenants of this Lease. If at any time the Tenant shall be in default of any of the provisions of this Lease, the Landlord shall have the right to use said deposit, or so much thereof as may be necessary in payment of any rent in default as aforesaid and/or in payment of any expense incurred by the Landlord in and about the curing of any default by said Tenant, and/or payment of any damages incurred by the Landlord by reason of such default of the Tenant, or at Landlord’s option, the same may be retained by the Landlord in liquidation of part of the damages suffered by the Landlord by reason of the default of the Tenant. Should said security deposit or any portion thereof be applied by Landlord to curing any default by Tenant, Tenant shall pay Landlord on demand the amount so applied which shall be added to the security deposit so that the same may be restored to its original amount. If Tenant shall faithfully fulfill, keep, perform and observe all of the covenants, conditions and agreements in this Lease set forth and contained on the part of Tenant to be fulfilled, kept, performed and observed, the sum deposited or the part or portion thereof not previously applied, shall be returned to the Tenant without interest no later than thirty (30) days after the expiration of the term of this Lease or any renewal or extension thereof, provided Tenant has vacated the Leased Premises and surrendered possession thereof to the Landlord at the expiration of said term or any extension or renewal thereof as provided herein.

XX. MISCELLANEOUS

20.0 Tenant’s Statement. Tenant shall furnish Landlord annually within ninety (90) days after the end of each of Tenant’s fiscal years, a signed and sworn copy of its annual financial statements or a copy of its audited financial statement. Landlord may deliver a copy of such statements to its mortgagee, but otherwise Landlord shall treat such statements and information contained therein as confidential.

20.1 Estoppel Certificates. Tenant shall at any time, and from time to time upon not less than five (5) days’ prior written request from Landlord execute, acknowledge and deliver to Landlord, in form reasonably satisfactory to Landlord and/or Landlord’s mortgagee or vendee a written statement certifying (if true) that Tenant has accepted the Leased Premises, that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), that the Landlord is not in default hereunder, the date to which the rental and other charges have been paid in advance, if any, and such other accurate certification as may reasonably be required by Landlord or Landlord’s mortgagee, and agreeing to give copies to any mortgagee of Landlord of all notices by Tenant to Landlord. It is intended that any such statement delivered pursuant to this subsection may be relied upon by any prospective vendee or mortgagee of the Leased Premises or Real Estate and their respective successors and assigns.

20.2 Landlord’s Right to Cure. Landlord may, but shall not be obligated to, cure any default by Tenant (specifically including, but not by way of limitation, Tenant’s failure to obtain insurance, make repairs, or satisfy lien claims); and whenever Landlord so elects, all costs and expenses paid by Landlord in curing such default, including without limitation reasonable attorney’s fees, shall be so much additional Rent due on the next rent date after such payment together with interest at the highest rate allowable by law or in the absence of such a maximum rate, at the rate of fifteen percent (15%) per annum, from the date of the advance to the date of repayment by Tenant to Landlord.

20.3 Amendments Must Be In Writing. None of the covenants, terms or conditions of this Lease, to be kept and performed by either party, shall in any manner be altered, waived, modified, changed or abandoned except by a written instrument, duly signed, acknowledged and delivered by the other party.

20.4 Notices. All notices to or demands upon Landlord or Tenant desired or required to be given under any of the provisions hereof, shall be in writing. Any notices or demands from Landlord to Tenant shall be deemed to have been duly and sufficiently given if a copy thereof has been mailed by United States registered or certified mail in an envelope properly stamped and addressed to Tenant as follows: 2170 N.W. 87 Avenue, Miami, Florida 33172 , or at such address as Tenant may theretofore have furnished by written notice to Landlord, and any notices or demands from Tenant to Landlord shall be deemed to have been duly and sufficiently given if mailed by United States registered or certified mail in an envelope properly stamped and addressed to Landlord at: 2182 N.W. 87th Avenue Suite 104, Miami, Florida 33172, or at such other address as Landlord may theretofore have furnished by written notice to Tenant, with a copy to any first mortgagee of the Leased Premises, the identity and address of which Tenant shall have received by written notice. The effective date of such notice shall be three (3) days after delivery of the same to the United States Postal Service.

20.5 Short Form Lease. This Lease shall not be recorded, nor shall a Short Form Lease be recorded. Any such recording by Tenant or on behalf of Tenant shall constitute a default under the Lease.

20.6 Time of Essence. Time is of the essence of this Lease, and all provisions herein relating thereto shall be strictly construed.

20.7 Relationship of Parties. Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership, or of joint venture by the parties hereto, it being understood and agreed that no provision contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship other than the relationship of landlord and tenant.

20.8 Captions. The captions of this Lease are for convenience only and are not to be construed as part of this Lease and shall not be construed as defining or limiting in any way the scope or intent of the provisions hereof.

20.9 Severability. If any term or provision of this Lease, shall to any extent be held invalid or unenforceable, the remaining terms and provisions of this Lease shall not be affected thereby, but each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

20.10 Law Applicable. This Lease shall be construed and enforced in accordance with the laws of the State of Florida.

20.11 Covenants Binding on Successors. All of the covenants, agreements, conditions, and undertakings contained in this Lease shall extend and inure to and be binding upon the heirs, executors, administrators, successors and assigns of the respective parties hereto, the same as if they were in every case specifically named, and wherever in this Lease reference is made to either of the parties hereto, it shall be held to include and apply to, wherever applicable, the heirs, executors, administrators, successors and assigns of such party. Nothing herein contained shall be construed to grant or confer upon any person or persons, firm, corporation or governmental authority, other than the parties hereto, their heirs, executors, administrators, successors and assigns, any right, claim or privilege by virtue of any covenant, agreement, condition or undertaking in this Lease contained.

20.12 Brokerage. Tenant warrants that it has had no dealings with any broker or agent in connection with this Lease other than Landlord’s broker, Easton & Associates, Inc.

whose commission shall be paid by Landlord pursuant to a separate written agreement between Landlord and Landlord’s broker. Tenant covenants to pay, hold harmless and indemnify Landlord from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any other broker or other agent with respect to this Lease or the negotiation thereof, including attorneys fees and costs at all trial and appellate levels

20.13 Landlord Means Owner of Leasehold Interest. The term “Landlord” as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the Lessor’s leasehold interest of the Real Estate of which the Leased Premises are a part, and in the event of any transfer or transfers of such leasehold interest, Landlord herein named (and in the case of any subsequent transfer or conveyances, the then grantor) shall be automatically freed and relieved, from an after the date of such transfer or conveyance, of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed; provided that any funds in the hands of such Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be turned over to the grantee, and any amount then due and payable to Tenant by Landlord, or the then grantor, under any provisions of this Lease, shall be paid to Tenant.

20.14 Lender’s Requirements. If any mortgagee or committed financier of Landlord should require, as a condition precedent to the closing of any loan or the disbursal of any money under any loan, that this Lease be amended or supplemented in any manner (other than in the description of the Leased Premises, the term, the purpose or the Rent or other charges hereunder) Landlord shall give written notice thereof to Tenant, which notice shall be accompanied by a Lease Supplement Agreement embodying such amendments and supplements. Tenant shall, within ten (10) days after the effective date of Landlord’s notice, either consent to such amendments and supplements (which consent shall not be unreasonably withheld) and execute the tendered Lease Supplement Agreement, or deliver to Landlord a written statement of its reason or reasons for refusing to so consent and execute. Failure of Tenant to respond within said ten (10) day period shall be a default under this Lease without further notice. If Landlord and Tenant are then unable to agree on a Lease Supplement Agreement satisfactory to each of them and to the lender within thirty (30) days after delivery of Tenant’s written statement, Landlord shall have the right to terminate this Lease within sixty (60) days after the end of said thirty (30) day period.

20.15 Signs. Tenant shall install no interior or exterior sign without Landlord’s prior written approval of detailed plans and specifications thereof.

20.16 Waiver of Jury Trial. Landlord and Tenant shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, and any statutory remedy.

20.17 Indemnification of Landlord by Tenant. Tenant shall indemnify, defend and save Landlord harmless from and against any and all claims, demands, actions, suits, losses, damages, costs, expenses and liabilities whenever arising on or after the date hereof, that may be based upon or may be asserted or alleged to be based upon injury, damage or loss of any nature whatsoever to persons or property (whether of Tenant or any other person) arising out of or due to, or asserted or alleged to arise out of or be due to any act (whether of commission or omission) of Tenant or any if its agents, employees, representatives, visitors or guests with respect to the Premises or in the exercise of Tenant’s rights or the performance of Tenant’s covenants and obligations under this Lease or the use or occupancy of the Premises or the Building by Tenant or any of its agents, employees, representatives, visitors or guests, whether or not any such claim, demand, action, suit, loss, damage, costs, expense or liability is asserted by any agent, employee or representative of Tenant, or by any visitor, guest or other third party, and whether or not any such claim, demand, action, suit, loss, damage, cost, expense or liability is based upon or asserted or alleged to be based upon negligence. In the event any action or proceeding is brought against Landlord with respect to any matter covered by Tenants’ aforesaid indemnity obligation, Tenant, upon notice by Landlord, shall resist and defend the same at Tenant’s expense with counsel satisfactory to Landlord.

20.18 Landlord Not Liable. The Landlord shall not be responsible at any time or in any event for any latent defect, deterioration or change in the condition of the

Premises, nor for damage to the same or to any property contained therein, nor for injury to persons whether caused by any overflow or leakage upon or into the Premises of water, steam, gas or electricity, or by any breakage in pipes or plumbing, or breakage, leakage or obstruction of soil pipes, nor for damage, loss or injury from any other source, nor for loss of property by theft or otherwise, nor for consequential or special damages therefrom, unless the said damage, loss or injury shall be caused by or due to the gross negligence of the Landlord, or the Landlords agent, servant or employee.

20.19 Environmental Provisions During the term of the Lease, Lessee shall fully comply with any laws or rules and regulations promulgated thereunder relating to the Premises and Lessee’s use thereof, including, but not limited to, Occupational Safety and Health Act, 29 U.S.C. Sections 651, et seg.; the Toxic Substances Control Act, 15 U.S.C. Sections 2601, et seg., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seg.; the Clean Air Act, 42 U.S.C. Sections 7901, et seg., the Clean Water Act, 33 U.S. C. Sections 1251, et seg.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and the 1986 Superfund Amendments and Reauthorization Act, 42 U.S.C. Sections 9601, et seg.; the National Environmental Policy Act, 42 U.S.C. Sections 4231, et seg.; the Refuse Act, 33 U.S.C. Sections 407, et seg.; the Safe Drinking Water Act, 42 U.S.C. Sections 300(f), et seg.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Sections 11001, et seg.; or any other federal, state or local law, ordinance and/or regulation promulgated under each of those statutes and any amendments thereto, as well as applicable Department of Transportation regulations. Lessee shall notify Lessor immediately if Lessee receives any notice of non-compliance with any laws or rules and regulations promulgated thereunder, including, but not limited to, those enumerated above. Lessee shall not cause or permit its business in the Premises to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process hazardous substances, or other dangerous or toxic substances, or solid waste, except in compliance with all applicable federal, state and local laws or regulations. Lessee shall notify Lessor immediately if Lessee learns of any non-compliance or of any facts (such as the existence of any release or the threat of release of hazardous substances at, on, from or beneath the surface of the Premises) which could give rise to a claim of non-compliance with such laws or rules and regulations promulgated thereunder. During the term of the Lease, Lessee shall obtain, shall fully comply with, and shall maintain in full force and effect all governmental licenses, permits, registrations and approvals (federal, state, local, county and foreign) necessary to conduct its business in the Premises including, but not limited to, those required by the statutes enumerated above in Paragraph 1. During the term of the Lease, Lessee shall keep a copy of all such permits at the Premises and shall make the same available at all times for Lessor’s inspection. Lessee warrants and represents that if during the term of the Lease any violations are recorded or any notices are received with respect to any of such licenses, permits, registrations and approvals or if a proceeding is commenced or threatened to revoke or limit any of them, Lessee shall notify Lessor immediately. In addition to all other indemnifies under the Lease, Lessee hereby assumes for itself and for its successors and assigns any and all environmental, health and safety liabilities or obligations relating to the Premises and or Lessee’s use of Premises, including, but not limited to, any liabilities or obligations in breach of the obligations imposed by Paragraphs 1 and 2 hereof on Lessee and its successors and assigns. Lessee for itself and its successors and assignees shall indemnify, defend and hold Lessor, its successors, assigns, owners and affiliates harmless from and against any claims, demands, liabilities and damages (including, but not limited to, attorney’s fees and court costs) arising out of or in connection with any environmental contamination or pollution of the Premises, the existence on, or removal from, the Premises of any hazardous substance. The obligations of this Paragraph shall survive the expiration or termination of this Lease.

20.20 Statutory Notice Requirement. Tenant hereby acknowledges receipt of the following notice:

RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

20.21 Option to Renew. Provided Tenant is not in material default of this Lease; Tenant shall have the Option to Renew this Lease for an additional five (5) year period at the same terms and conditions contained herein. Tenant must provide the Landlord with at least one hundred twenty (120) days advanced written notice of its intent to exercise said Option.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease the day and year first above written.

WITNESSES:	LANDLORD:
AMERICAS’ GATEWAY BUSINESS CENTER INC., a Florida Corporation

/s/ Illegible	By:	/s/ Amalia Figueroa-Borgen
Amalia Figueroa- Borgen, President

/s/ Illegible		Date:03/02/06

TENANT:
NATIONAL AUTO CENTER, INC.,
WITNESSES:	D/B/A CELLSTAR LATIN AMERICA,
a Delaware Corporation

/s/ Elaine Flud Rodriguez	By:	/s/ Robert A. Kaiser
Name: Robert Kaiser
Title: President and CEO

/s/ Christopher A. Jiongo	Date: 2/28/06

EXHIBIT “A”

A PORTION

OF

TRACTS B AND C

OF

GATEWAY CENTER EAST

AS RECORDED

IN

PLAT BOOK 142

ON

OF

THE PUBLIC RECORDS

OF

DADE COUNTY, FLORIDA

EXHIBIT “B”

[drawing of Premises]